Exhibit 10.1

          ANTI-DILUTION AGREEMENT (this "Agreement") dated as of July 19, 2004, between Mediscience Technology Corp. (the "Corporation"), a New Jersey corporation, and Peter Katevatis ("Katevatis").

                                 R E C I T A L S

     WHEREAS, the Corporation heretofore has granted certain anti-dilution rights (the "Rights") to Katevatis, which Rights have been referenced in, among other places, certain of the Corporation's filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and of which the Board of Directors of the Corporation (the "Board") has been aware and previously acknowledged at various meetings of the Board;

     WHEREAS, the Rights relate to the portion of the 609,886 shares of common stock of the Corporation ("Common Stock") that Katevatis owned on April 27, 1981, which represented seventeen percent (17%) of the issued and outstanding Common Stock on that date, that Katevatis continues to own (the "Katevatis Retained Shares");

     WHEREAS, after examination of the Corporation's and Katevatis's files, certain documents relating to the Rights could not be found; and

     WHEREAS, it is in the best interest of the Corporation and Katevatis now wish to memorialize the Rights in this Agreement as if this Agreement had been entered into concurrently with the creation of the Rights and been in full force and effect at all times since then.


     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and Katevatis (collectively, the "Parties" and, sometimes individually, a "Party") hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have
        -----------
the following meanings:

     "Agreement" means this Agreement.

     "Board" means the Board of Directors of the Corporation.

     "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

     "Corporate Reacquisition" means any transaction pursuant to which the Corporation reacquires any issued and outstanding shares of Common Stock.

     "Corporation" means Mediscience Technology Corp., a New Jersey corporation.

     "Katevatis" means Peter Katevatis.


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     "Katevatis Anti-Dilution Percentage" means, as of any date, seventeen percent (17%) multiplied by a fraction, the numerator of which shall be the Katevatis Retained Shares Katevatis owns on such date, and the denominator of which shall be 609,886.

     "Katevatis Retained Shares" means, as of any date, the number of shares owned by Katevatis on such date that can be traced to the 609,886 shares of Common Stock that Katevatis owned on April 27, 1981.

     "Parties" means Katevatis and the Corporation.

     "Party" means Katevatis or the Corporation.

     "R&T" means Registrar & Transfer Company, or its successor as transfer agent of the Common Stock.

     "Rights" means the Anti-Dilution Rights of Katevatis described in this Agreement.

     2. Description of the Rights. The Rights (i) entitle Katevatis and obligate
        -------------------------
the Corporation to issue and deliver to Katevatis additional shares of Common Stock, without payment by Katevatis, and (ii) entitle the Corporation and obligate Katevatis to deliver to the Corporation, without payment by the Corporation, such that the Katevatis Retained Shares always represent the Katevatis Anti-Dilution Percentage.

     3. Agreement on Number of Shares Owed to Katevatis. The Parties hereby
        -----------------------------------------------
acknowledge, confirm and agree that the aggregate number of shares of Common Stock that the Corporation owed to Katevatis as of May 31, 2004 pursuant to the Rights was 143,502 shares, the same number reflected in Note 9 of the Notes to Financial Statements included in the Corporation's Quarterly Report of Form 10-QSB for the quarter ended May 31, 2004.


     4. Identification, Segregation and Tracking of the Katevatis Retained
        ------------------------------------------------------------------
Shares. Katevatis shall (i) promptly and from time to time identify to the
------
Corporation and R&T all Katevatis Retained Shares and (ii) segregate the Katevatis Retained Shares from any other shares of Common Stock Katevatis may own from time to time. The Corporation shall cause R&T to separately track the Katevatis Retained Shares and to respond in a timely fashion to all audit inquiries from the Corporation and its accountants with respect thereto.

     5. Integration Clause. This Agreement memorializes, restates and supersedes
        ------------------
all prior agreements between the Parties with respect to the Rights sand the subject matter hereof.

     6. Governing Law. This Agreement shall be governed by and constructed in
        -------------
accordance with the laws of the State of New York.

     7. Counterparts. This Agreement may be executed in multiple counterparts,
        ------------
each of which shall be deemed to be an original, but all of which together shall represent one and the same Agreement.

     8. Facsimile Execution. This Agreement may be delivered by facsimile or
        -------------------
..pdf file of an executed counterpart.


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     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the day and year first written above.


                                       Mediscience Technology Corp.

                                           By: /s/ Michael Engelhart
                                               ---------------------
                                           Name: Michael Engelhart
                                           Title: President, member of the Board
                                                  and Chief Operating Officer


                                           /s/ Peter Katevatis
                                           -------------------
                                           Peter Katevatis